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                            NASH-FINCH COMPANY BY-LAWS        EXHIBIT 3(ii).1

                             RESTATED JULY 26, 1983

                                    ARTICLE I
                                      STOCK

     1. A certificate of stock shall be issued to each holder of fully paid stock, in numerical order, signed by the President or Executive Vice President, or by a Vice President, and by the Secretary or Assistant Secretary. [Amended 5-9-95]

     2. A transfer of stock shall be made only upon the books of the Company and before a new certificate is issued, the old certificate must be surrendered for cancellation.

     3. Stock of the Company which shall have been purchased by it and held in the treasury shall be subject to disposal by the Board of Directors, but, while held by the Company, shall not be voted, nor shall it participate in the dividends or profits of the Company; provided that such stock may participate in any stock split in the form of a stock dividend. [Amended 9-1-83]

                                   ARTICLE II
                     STOCKHOLDERS AND STOCKHOLDERS MEETINGS

     1. The annual meeting of the stockholders of this Company for the election of directors and the transaction of such other business as may properly be brought before such meeting shall be held on the second Tuesday in May of each year, if not a legal holiday, but if a legal holiday, then on the next secular day following at the same place and time. The place, date and time of such annual meeting may be changed by the directors not less than 60 days before the date of such meeting and notice of such change shall be mailed to stockholders not less than 20 days before the date of said meeting. All meetings of the stockholders shall be held in the County of Hennepin, State of Minnesota, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     2. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business


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except as otherwise provided by law, by the certificate of incorporation or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. Any question coming before a meeting at which a quorum is present shall be decided by a majority vote of the stock issued and outstanding and entitled to vote thereat, then present in person or represented by proxy, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     3. At any meeting of the stockholders each stockholder shall be entitled to one vote in person or by written proxy for each share of the capital stock having voting power held by such stockholder.

     4. Written or printed notice of annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat at such address as appears on the stock ledger of the Company not less than 20 days nor more than 60 days before the date of meeting.

     5. The officer who has charge of the stock ledger of the Company shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the county where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified in the notice of the meeting, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


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     6. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time only by the President or by an affirmative vote of two-thirds (2/3) of the full Board of Directors at any regular or special meeting of the Board of Directors called for that purpose. [Amended 5-9-95]

     7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     8. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of such meeting, to each stockholder entitled to vote at such meeting.

     9. No action shall be taken by the stockholders except in an annual or special meeting as provided for in this Article II.

                                   ARTICLE III
                                    DIRECTORS

     1. The property and business of this Company shall be managed by its Board of Directors, not less than nine (9) nor more than seventeen (17) in number, which number shall be determined by the Board of Directors from time to time and no fewer than two (2) of whom are neither former officers nor present full-time employees of Nash-Finch Company and its subsidiaries. The directors shall be classified with respect to their terms of office by dividing them into three classes (Classes A, B and C) with each class being as nearly equal in number as possible. The terms of office of the directors initially classified as Class A shall expire at the annual meeting of stockholders to be held in 1986; the terms of those classified as Class B shall expire at the annual meeting of stockholders to be held in 1985; and the terms of those classified as Class C shall expire at the annual meeting of stockholders to be held in 1984. At each annual meeting of stockholders after such initial classification, directors of the class whose term is expiring will be elected to hold office until the third succeeding annual meeting (or, for terms of approximately three years). Directors shall hold office until the expiration of the terms for which they were elected and qualified; provided, however, that a director may be removed from office at any time but only (i) for cause, and (ii) then upon the affirmative vote of the holders of three-fourths (3/4) of all outstanding shares entitled to vote.


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     2. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors, or otherwise, a majority of the remaining directors, though less than a quorum, at a meeting called for that purpose, may choose a successor or successors, or new director or directors in the event of an increase in the number of directors, who shall hold office until the expiration of the term of the class for which appointed and until a successor shall be elected and shall qualify.

     3. In addition to the powers and authorities by these by-laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     4. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Company, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may have power to authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     5. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a director to serve as Board Chair. The director so elected shall not, by virtue of such election, be deemed to be an officer of the Company pursuant to Article VI hereof. An officer of the Company, elected by the Board of Directors under the provisions of said Article VI, however, may be elected to serve as the Board Chair. The Board Chair shall preside at all meetings of the stockholders and Board of Directors and otherwise shall have such duties and responsibilities as may be assigned from time to time by the Board of Directors. During the absence or disability of the Board Chair, the Board of Directors shall designate another director to discharge the duties of the Board Chair. [Added 5-9-95]


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                                   ARTICLE IV
                              MEETINGS OF THE BOARD

     1. Each newly elected Board of Directors shall hold its first and annual meeting immediately following the annual meeting of the stockholders at a place designated by the Board, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, however, that a majority of the whole Board shall be present.

     2. Meetings of the Board of Directors other than the annual meeting, may be called at any time by the Board Chair, President or Secretary, or in their absence by the Executive Vice President, or by any Vice President or on the written request of any three directors; on one day's notice to each director, either personally or by mail or by telegram. Unless otherwise fixed by the Board, such meetings shall be held at the office of the Company in Edina, Minnesota. [Amended 5-9-95]

     3. At all meetings of the Board a majority of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.

     4. Unless otherwise restricted by the certificate of incorporation or these by-laws, any actions required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or the committee.

     5. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors.


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                                    ARTICLE V
                                 INDEMNIFICATION
                         [Amended and restated 3-16-87]

SECTION 1. RIGHT TO INDEMNIFICATION.

Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware in the manner prescribed therein, from time to time, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith. Similar indemnification may be provided by the Corporation to an employee or agent of the Corporation who was or is a party or is threatened to be made a party to or is involved in any such threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee, or agent of another corporation or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan.

SECTION 2. OTHER INDEMNIFICATION.

The rights of indemnification conferred by the Article shall not be exclusive of, but shall be in addition to, any other rights which such directors, officers, employees or agents may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provisions or law or otherwise, as well as their rights under this Article.


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SECTION 3. INDEMNIFICATION AGREEMENT.

The Company shall have the express authority to enter such agreements as the Board of Directors deems appropriate for the indemnification of present or future directors or officers of the Company in connection with their service to, or status with, the Company or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Company.

                                   ARTICLE VI
                                    OFFICERS

     1. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect the corporate officers of the Company. [Amended 5-13-86]

     2. The corporate officers of the Company shall be a President, as many Vice Presidents (some of whom may be designated Senior Vice Presidents) as may be deemed necessary; such Assistant Vice Presidents as may be deemed necessary; a Secretary and such Assistant Secretaries as may be deemed necessary; a Treasurer and such Assistant Treasurers as may be deemed necessary; and a Controller and such Assistant Controllers as may be deemed necessary. [Amended 5-13-86]

     3. The Board of Directors may elect such other corporate officers and agents as it shall deem necessary, including an Executive Vice President, and one or more operating officers (who may be designated Vice Presidents, but who shall not be corporate officers). Such other corporate and operating officers and agents shall hold their offices for such terms, shall exercise such powers and perform such duties as shall be determined from time to time by the Board; provided, however, that operating officers shall exercise only such powers and perform only such duties as may be determined by the Board and shall not have authority to exercise the powers or discharge the duties of any corporate officer. Unless expressly stated to the contrary, any reference in these By-Laws to officers, by title or otherwise, other than in this Paragraph 3 of Article VI, shall be deemed to mean corporate officers. [Amended 5-9-95]

     4. The President must be a director but no other officer need be a director. Any two offices may be held by the same person. [Amended 5-9-95]


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     5. The President shall be the Chief Executive Officer of the corporation;
he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect and shall perform such other duties as the Board shall prescribe. He shall possess power to sign all certificates, contracts and other instruments of the corporation. [Amended 5-9-95]

     6. [Rescinded 5-9-95]

     7. During the absence of the President, the Executive Vice President, and during the absence or disability of both of them, the Vice Presidents in the order in which they have been nominated, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the Board of Directors. [Amended 5-9-95]

     8. The Assistant Vice Presidents shall perform such duties as are prescribed and allotted to them by the Board of Directors or the President.

     9. The Secretary shall issue notices of all meetings, shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall keep their minutes, shall have charge of the seal and the corporate books, shall sign with the President, Executive Vice President or Vice Presidents, stock certificates and such other instruments as require such signature, and shall make such reports and perform such other duties as are incident to the office or are properly required of him by the Board of Directors.
[Amended 5-9-95]

     10. The Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the President shall prescribe.

     11. The Treasurer shall have the custody of all monies and securities of the Company. He shall sign or countersign such instruments as require his signature, and shall perform all duties incident to his office, or that are properly required of him by the Board. He shall render to the President and Board of Directors, whenever required, a report of his transactions as Treasurer and of the financial condition of the Company. [Amended 5-9-95]


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     12. The Assistant Treasurers shall, in the absence or disability of the
Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors or the President shall prescribe.

     13. The Controller shall keep regular books of accounts and balance same periodically. He shall keep full and accurate accounts of receipts and disbursements of the Company. He shall deposit all monies, and other valuable effects of the Company, in such depositories as may be designated. He shall disburse the funds of the Company as properly authorized on adequate supporting documents and shall render to the President and Board of Directors, whenever required, an accounting of all of his transactions as Controller and the financial condition of the Company. [Amended 5-9-95]

     14. The Assistant Controller shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller, and shall perform such other duties as the Board of Directors or the President shall prescribe.

                                   ARTICLE VII
                                    DIVIDENDS

     1. Dividends upon the capital stock of the Company, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     2. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.


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                                  ARTICLE VIII
                               FIXING RECORD DATE

     1. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE IX
                             REGISTERED STOCKHOLDERS

     1. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                    ARTICLE X
                                     NOTICE

     1. Whenever under the provision of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder or director at such address as appears on the books of the Company, or, in default of other address, to such director or stockholder at the general post office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Notice to directors may also be given by telephone or telegram.


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     2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE XI
                                      SEAL

     1. The corporate seal of the Company shall be of such design as may be decided upon by the officers of the Company.

     1. These by-laws may be amended, repealed or altered in whole or in part by the Board of Directors at any regular meeting or at any special meeting of the Board of Directors where such action has been announced in the call and notice of meeting.

                                   ARTICLE XII
                                   AMENDMENTS
     Board of Directors at any regular meeting or at any special meeting of the Board of Directors where such action has been announced in the call and notice of meeting.

                                  ARTICLE XIII
                                  CONSTRUCTION

     1. Masculine pronouns shall be construed as feminine or neuter pronouns and singular pronouns and verbs shall be construed as plural in any place or places herein in which the context may require such construction.


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